UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2026

Elauwit Connection, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42935	99-3101171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Alta Vista Drive, Suite 130 Columbia, South Carolina	29223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 558-3099

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ELWT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                 Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 25, 2026, the Audit Committee (the “Audit Committee”) of the Board of Directors of Elauwit Connection, Inc. (the “Company”), after discussion with management, determined that the Company’s previously issued interim financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed on December 10, 2025 (the “Previous Filing”), should no longer be relied upon and should be restated because of accounting errors in revenue recognition for certain network design and installation contracts. Similarly, any previously furnished or filed reports, related earnings releases, investor presentations or similar communications of the Company describing the Company’s financial results or other financial information contained in the Previous Filing should no longer be relied upon.

The accounting errors were identified during the course of management’s review of the Company’s financial statements in conjunction with the year-end audit. The errors were due in part to the inadequate design and implementation of internal controls and procedures to evaluate and monitor the accounting for the percentage-of-completion cost-to-cost input method for revenue recognition for certain network design and installation contracts. As a result, revenue, gross profit, operating income (loss) and net loss were overstated for the quarter ended September 30, 2025 by an estimated $471 thousand and for the nine months ended September 30, 2025 by an estimated $1.4 million. As of September 30, 2025, the Company estimates that its total assets were overstated by $1.4 million. These matters did not involve any intentional misconduct with respect to the Company, its management or employees. These estimates reflect preliminary information based on facts available to the Company’s management as of the date of this report and are subject to potential further changes upon completion of the Company’s financial review and restatement procedures.

As a result of the accounting errors identified, in an amendment to the Previous Filing, the Company will (i) restate its unaudited condensed consolidated financial statements and the notes thereto included in the Previous Filing, and (ii) amend, among other disclosures, its Management’s Discussion and Analysis of Financial Condition and Results of Operations for the applicable period. The Company intends to file an amendment to the Previous Filing as soon as reasonably practicable.

The Audit Committee and the Company’s management have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Withum Smith+Brown, PC.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than those of historical fact. Certain of these forward-looking statements can be identified by the use of words such as “anticipate,” “estimate,” “intend,” “potential,” “should,” “will,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the Company’s identification of accounting errors, its intent to restate certain historical financial statements and the timing and impact of the restatement. These statements are based on the Company’s current expectations as of the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not undertake any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise, except as required by law. Accordingly, readers are cautioned not to put undue reliance on forward-looking statements.

Item 7.01	Regulation FD Disclosure.

On February 27, 2026, the Company issued a press release regarding its intention to restate the financial statements in the Previous Filing. A copy of the Company's press release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under such section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated February 27, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELAUWIT CONNECTION, INC.

Date: February 27, 2026	/s/ Barry Rubens
	Name:	Barry Rubens
	Title:	Chief Executive Officer